UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10/A

Amendment No. 1

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

MDwerks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-1095411
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12 Park Mirage Lane

Rancho Mirage, CA 92270

(Address of principal executive offices)

(403) 988-2005

Registrant’s telephone number, including area code

Securities to be registered under Section 12(b) of the Act: None

Title of each class to be so registered	Name of Exchange on which each class is to be registered

N/A	N/A

Securities to be registered under Section 12(g) of the Exchange Act:

Common Stock, $.001

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This registration statement on Form 10 (the “Registration Statement”) is being filed by MDwerks, Inc. (the “Company” or “Registrant”) in order to register common stock of the Company voluntarily pursuant to Section 12(g) under the Securities Exchange Act of 1934, as amended (the “Exchange Act.”) The Company is not required to file this Registration Statement pursuant to the Securities Act of 1933, as amended (the “Securities Act.”)

Once this registration statement is deemed effective, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. The registration statement, including exhibits, may be inspected without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section, Securities and Exchange Commission, 100 F Street, NW, Washington, D.C. 20549 upon payment of the prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at l.800.SEC.0330. The SEC maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with it. The address of the SEC’s Website is http://sec.report.

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Item 1.   Description of Business

Our Company

MDwerks, Inc., a Delaware corporation (“MDwerks”, the “Company, “we”, “us” or “our”) is a public shell company seeking to create value for its shareholders by merging with another entity with experienced management and opportunities for growth in return for shares of our common stock.

No potential merger candidate has been identified at this time.

We do not propose to restrict our search for a business opportunity to any particular industry or geographical area and may, therefore, engage in essentially any business in any industry. We have unrestricted discretion in seeking and participating in a business opportunity, subject to the availability of such opportunities, economic conditions, and other factors.

The selection of a business opportunity in which to participate is complex and risky. Additionally, we have only limited resources and may find it difficult to locate good opportunities. There can be no assurance that we will be able to identify and acquire any business opportunity which will ultimately prove to be beneficial to us and our shareholders. We will select any potential business opportunity based on our management’s best business judgment.

Our activities are subject to several significant risks, which arise primarily as a result of the fact that we have no specific business, and may acquire or participate in a business opportunity based on the decision of management, which potentially could act without the consent, vote, or approval of our shareholders. The risks faced by us are further increased as a result of its lack of resources and our inability to provide a prospective business opportunity with significant capital.

History of the Company

We were organized and incorporated in the State of Delaware on July 22, 2003 under the name Western Exploration, Inc. as a resource exploration stage company. In November 2005, we ceased operations as a resource exploration company due to inadequate financing. On November 16, 2005, Western Exploration, Inc. engaged in a merger with MDwerks Global Holdings, Inc. and MDwerks Acquisition Corp., a Florida corporation (‘‘Acquisition Corp.’’), a wholly-owned subsidiary of Western Exploration, Inc., with MDwerks Global Holdings, Inc. surviving as a wholly-owned subsidiary of Western Exploration, Inc. Upon the closing of the Merger, we changed our corporate name from ‘‘Western Exploration, Inc.’’ to ‘‘MDwerks, Inc.’’ and succeeded to the business of MDwerks Global Holdings, Inc. as our sole line of business under the direction of MDwerks Global Holdings, Inc.’s management.

MDwerks Global Holdings, Inc. was originally formed under the name Global IP Communications, Inc., in October 2003, as a provider of telecommunications products and services. In April 2004, MDwerks Global Holdings, Inc. decided to discontinue its telecommunications business and in December 2004, it decided to focus on a new line of business in the area of providing insurance claims transaction solutions and related services through investment in Xeni Systems. In late May 2005, the Xeni Companies and MDwerks Global Holdings, Inc. determined that a holding company structure with MDwerks Global Holdings, Inc. serving as a holding company and overseeing the business of the Xeni Companies provided certain strategic advantages to the Xeni Companies. In addition, it also provided the Xeni Companies with access to cash held by MDwerks Global Holdings, Inc. to continue to fund the business of the Xeni Companies. As a result, the Xeni Companies became wholly-owned subsidiaries of MDwerks Global Holdings, Inc., pursuant to share exchange agreements between MDwerks and each of the shareholders of the Xeni Companies.

After 5 years of research, development and testing with strategic and ‘‘name brand’’ resources, the designer of Xeni Systems’ products, MEDwerks, LLC, substantially completed the initial product development cycle for the products offered by Xeni Systems. In October of 2003, MEDwerks, LLC ceased operations, due to a lack of continuing operating capital. In October of 2004, substantially all of the assets of MEDwerks, LLC were acquired by Xeni Systems pursuant to a Contribution and Stockholders Agreement (the ‘‘Contribution Agreement’’) in exchange for MEDwerks, LLC receiving approximately a 67% equity interest in Xeni Systems. The purpose of the Contribution Agreement transaction was to launch and market the MDwerks System commercially, utilizing a growth oriented management team of seasoned professionals. Xeni Systems successfully obtained investment and financing of $450,000 and positioned the technology for demonstration and pre-commercial sale.

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Xeni Financial was organized in February 2005, to finance providers seeking loans on receivables processed through Xeni Systems. Xeni Billing was organized in March 2005, to provide billing services to providers processing their claims through Xeni Systems. Today, these entities are no longer providing billing services but are being used in our digital pen technology business as opposed to the purpose for which they were organized.

On February 12, 2010, MDwerks, Inc. ceased all operations. Michael Gelmon was appointed as the Company’s sole officer and director on August 11, 2020. The Company is a development stage emerging growth company that seeks to become a multi-industry technology-based enterprise primarily through merger and acquisition of business assets.

Item 1A. Risk Factors.

Risks Related to Our Company

We are a recently re-organized development stage company but have not yet commenced operations in our business. We expect to incur operating losses for the foreseeable future.

We were incorporated on July 22, 2003, and ceased all operations February 12, 2010. to date have been involved primarily in re-organization activities. We have not yet commenced business operations. Further, we have not yet fully developed our business plan, or our management team, nor have we targeted or assembled any real or intangible property rights. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We have not earned any revenues as of the date of this prospectus. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the market acceptance of acquisition of business or assets we have yet to acquire, developing relationship with suppliers, distribution and challenges, and additional costs and expenses that may exceed current estimates. Prior to time that we are ready to market and distribute a prospective product line, we anticipate that the Company will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming we will not be able to continue business operations. There is no operating history upon which to base any assumption as to the likelihood that we will prove successful and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our yet to be determined acquisition of business or assets and subsequent business operations will most likely fail.

We have incurred net losses since our inception and expect losses to continue.

We have not been profitable since our inception. Since our inception on July 22, 2003 to December 31, 2020, we had an accumulated deficit of ($331,980). There is a risk that we may never bring our yet to be determined acquisition of business or assets and subsequent business operations to the marketplace. In addition, there is no guarantee and that our subsequent operations will be profitable in the future and you could lose your entire investment.

We may not be able to continue as a going concern if we do not obtain additional financing.

Our independent accountant’s audit report states that there is substantial doubt about our ability to continue as a going concern. We have incurred only losses since our inception raising substantial doubt about our ability to continue as a going concern. Therefore, our ability to continue as a going concern is highly dependent upon obtaining additional financing for our planned operations. There can be no assurance that we will be able to raise any additional funds, or we are able to raise additional funds, that such funds will be in the amounts required or on terms favourable to us.

Our current president and chief executive officer has other business interests.

Michael Gelmon, our President and Chief Executive Officer, currently devotes approximately eight hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Gelmon to our company could negatively impact our business development.

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We have requirements for and there is an uncertainty of access to additional capital.

We will continue to incur development costs to fund the acquisition of business or assets and plan to operate any subsequent business operations from working capital, equity subscriptions and shareholders’ loans. Ultimately, our ability to continue our business operations depends in part on our ability to obtain financing through, debt financing, equity financing, or commence operations and generate revenues or some combination of these or other means. There can be no assurance that we will be able to obtain any such financing.

We have no cash flow from operations and depend on equity financing and shareholder loans for our operations.

We have no current operations do not generate any cash flow. Our current operating funds are less than necessary to complete our intended plan of operations real and/or intangible property. We will need additional funds. Our failure to obtain such additional financing could result in delay or indefinite postponement of further of any subsequent operations which would have a material adverse effect on our business.

We lack an operating history.

We were incorporated on July 22, 2003 and we have ceased operations on February 12, 2010. Since February 12, 2010, we have no operating history upon which an evaluation of our future success or failure can be made.

We expect to incur losses in the future.

Until the acquisition of business or assets and subsequent business operations, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

Our operating results may prove unpredictable.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control over. Factors that may cause our operating results to fluctuate significantly include: our ability to generate enough working capital from future equity sales; the level of commercial acceptance by the public of any services/products we may develop; fluctuations in the demands of any products; the amount and timing operating costs and capital expenditures relating to expansion of subsequent business, operations, infrastructure and general economic conditions. If realized, any of these factors could have a material effect on our business, financial condition and operating results.

Risks Associated With This Registration Statement

Our stock will be a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations and FINRA’s sales practice requirements, which may limit a stockholder’s ability to buy and sell our stock.

Our common stock will be subject to the “Penny Stock” Rules of the SEC, which will make transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and to public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have our shares of common stock quoted on the OTC Markets Pink (“OTC”). The OTC is a quotation service that displays real-time quotes, last sale prices and volume information in the over-the-counter securities. The OTC is not an issuer listing service, market or exchange. Although the OTC does not have any listing requirements per say, to be eligible for quotation on the OTC, issuers must remain correct in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issue does not meet the filing requirements. Securities already quoted on the OTC that become delinquent in their required filings may be removed following a 30-to-60-day grace period if they do not make their required filings during that time. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market four our securities.

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The Company’s management could issue additional shares.

The Company has 200,000,000 authorized common shares, of which 18,010,207 are currently issued and outstanding. The Company’s management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity portion of the Company’s current shareholders. Additionally, large share issuances would generally have a negative impact on the Company’s share price.

We do not have an escrow or trust account for investors’ subscriptions.

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

We do not anticipate paying dividends.

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any for the operation, growth and expansion of our subsequent business. Because the Company does not anticipate paying cash dividends in the foreseeable future which may lower expected returns for investors, and as such our stockholders will not be able to receive a return on their investment unless they sell their shares of common stock.

Risks Related to Investing in Our Company

We lack an operating history.

We were incorporated on July 22, 2003 and we have ceased operations on February 12, 2010. Since February 12, 2010, we have no operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the Company is a development stage emerging growth company that seeks to becoming a multi-industry technology-based enterprise primarily through merger and acquisition of business assets and through subsequent business operations, our ability to attract customers and to generate revenues through our sales.

We expect to incur losses in the future.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

Our operating results may prove unpredictable.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control over. Factors that may cause our operating results to fluctuate significantly include: our ability to generate enough working capital from future equity sales; the level of commercial acceptance by the public of our services/products; fluctuations in the demands of products; the amount and timing operating costs and capital expenditures relating to expansion of our subsequent business, operations, infrastructure and general economic conditions. If realized, any of these factors could have a material effect on our business, financial condition and operating results.

Item 2. Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operation.

Fiscal Year Ended December 31, 2020 compared to Year Ended December 31, 2019

We did not earn any revenues for the year ended December 31, 2020 and December 31, 2019.

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Expenses for the year ended December 31, 2020 totaled $20,553 consisting primarily of Office and general expenses of $20,553 resulting in a net loss of $20,553. Expenses for the Year ended December 31, 2019 totaled $21,941 consisting primarily of Office and general expenses of $21,941, resulting in a net loss of $21,941. The decrease in office and general expenses from fiscal 2020 to fiscal 2019 was primarily due to the decrease in expenses relating to dues and subscriptions.

Capital Resources and Liquidity

Since our director may be unwilling or unable to loan or advance us additional capital, we believe that if we do not raise additional capital over the next 12 months following the filing of this annual report, we may be required to suspend or cease the implementation of our business plans. If we are unable to raise additional funds, there is substantial doubt as to our ability to continue as a going concern.

As of December 31, 2020, we had $0 of assets compared to $0 of assets as of December 31, 2019. As of December 31, 2020, we had $275,599 of liabilities compared to $261,872 of liabilities as of December 31, 2019. We anticipate that our current cash and cash equivalents and cash generated from financing activities will be insufficient to satisfy our liquidity requirements for the next 12 months. To date, the Company has incurred operating losses of $311,979.

The Company requires additional funding to meet its ongoing obligations and to fund anticipated operating losses. We agree with our auditors that our auditor has expressed substantial doubt about our ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

We expect to incur marketing, professional, and administrative expenses as well expenses associated with maintaining our filings with the Commission. We will require additional funds during this time and will seek to raise the necessary additional capital. If we are unable to obtain additional financing, we may be required to reduce the scope of our business development activities, which could harm our business plans, financial condition and operating results. Additional funding may not be available on favorable terms, if at all. The Company intends to continue to fund its business by way of equity or debt financing and advances from related parties. Any inability to raise capital as needed would have a material adverse effect on our business, financial condition and results of operations.

If we cannot raise additional funds, we will have to cease business operations. As a result, investors in the Company’s common stock would lose all of their investment.

Off Balance Sheet Arrangements

There are no off-balance sheet arrangements currently contemplated by management or in place that are reasonably likely to have a current or future effect on the business, financial condition, changes in financial condition, revenue or expenses, result of operations, liquidity, capital expenditures and/or capital resources.

Recent Accounting Standards

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting standards that have been issued that might have a material impact on its financial position or results of operations.

Capital Resources and Liquidity

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business unless we obtain additional capital. No substantial revenues from our planned business model are anticipated until we have raised sufficient monies to implement our business model. The Company will need to seek capital from other resources such as private placements in the Company’s common stock or debt financing, which may not even be available to the Company. However, if such financing were available, because we are a development stage company with no or limited operations to date, it would likely have to pay additional costs associated with such financing and in the case of high risk loans be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such financing. If the company cannot raise additional proceeds via such financing, it would be required to cease business operations.

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For the Quarter Ended June 30, 2021

As of June 30, 2021 we had $0 in cash as compared to $0 in cash as at December 31, 2020 and total assets of $23 on June 30, 2021 and no assets as of December 31, 2020. We anticipate that our current cash and cash equivalents and cash generated from financing activities will be insufficient to satisfy our liquidity requirements for the next 12 months. To date, the Company has an accumulated deficit of $274,143.

The Company requires additional funding to meet its ongoing obligations and to fund anticipated operating losses. We agree with our auditors that our auditor has expressed substantial doubt about our ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

We expect to incur marketing, professional, and administrative expenses as well expenses associated with maintaining our filings with the Commission. We will require additional funds during this time and will seek to raise the necessary additional capital. If we are unable to obtain additional financing, we may be required to reduce the scope of our business development activities, which could harm our business plans, financial condition and operating results. Additional funding may not be available on favorable terms, if at all. The Company intends to continue to fund its business by way of equity or debt financing and advances from related parties. Any inability to raise capital as needed would have a material adverse effect on our business, financial condition and results of operations.

If we cannot raise additional funds, we will have to cease business operations. As a result, investors in the Company’s common stock would lose all of their investment. We also do not expect any significant additions to the number of employees.

Results of Operations

At June 30, 2021, the Company was not engaged in continued business. There is minimal historical operational information about us on which to base an evaluation of our performance.

We had $0 in revenue for the three-month period ended June 30, 2021 as compared to revenue for three-month period ended June 30, 2020 of $0.

Total expenses in the three-month period ended June 30, 2021 were $561 as compared to total expenses for the three-month period ended June 30, 2020 of $0 resulting in a Net Loss for the three-month period ended June 30, 2021 of $561 as compared to a Net Loss of $0 for the three-month period ended June 30, 2020. The Net Loss for the three-month period ended June 30, 2021 is a result of general and administrative expense of $561 and gain on forgiveness of debt of $0 as compared to the loss from operations for the three-month period ended June 30, 2020 of $0 is a result of general and administrative expense of $0 and gain of forgiveness of debt of $0.

We had $0 in revenue for the six-month period ended June 30, 2021 as compared to revenue for six-month period ended June 30, 2020 of $0.

Total expenses in the six-month period ended June 30, 2021 were $7,763 as compared to total expenses for the six-month period ended June 30, 2020 of $0 resulting in a Net Income for the six-month period ended June 30, 2021 of $57,837 as compared to a net loss of $0 for the six-month period ended June 30, 2020. The Net Income for the six-month period ended June 30, 2021 is a result of general and administrative expense of $7,763 and gain on forgiveness of debt of $65,599 as compared to the loss from operations for the six-month period ended June 30, 2020 of $0 is a result of general and administrative expense of $0 and gain of forgiveness of debt of $0.

Off-balance sheet arrangements

There are no off-balance sheet arrangements currently contemplated by management or in place that are reasonably likely to have a current or future effect on the business, financial condition, changes in financial condition, revenue or expenses, result of operations, liquidity, capital expenditures and/or capital resources.

Item 3. Properties.

The Company neither rents nor owns any properties. The Company utilizes the office space of its management at no cost. Management estimates such amounts to be immaterial. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

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Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth information regarding the number of shares of Common Stock beneficially owned on December 31, 2020, by each person who is known by the Company to beneficially own 5% or more of the Company’s Common Stock, each of the Company’s directors and executive officers, and all of the Company’s directors and executive officers, as a group: On December 21, 2020 we had 18,010,208 shares of common stock issued and outstanding and 10,000,000 shares of Series A Preferred Stock issued and outstanding.

Name of Beneficial Owner	Common Shares Beneficially Owned	Common Ownership Percentage (3)	Total Voting Percentage
Michael Gelmon (1)	–	0%	0%
All officers and Directors as a group (1 person)	–		0%

Davis M. Barnes	1,200,000	6.6%	6.6%
Denise Katz as Trustee (2)	1,300,000	7.2%	7.2%
Howard Katz & Denise Katz	928,001	5.1%	5.1%
Medworks Com Corp	2,139,316	11.8%	11.8%

Greater than 5% Common Shareholders	5,567,317	30.7%	30.7%

Name of Beneficial Owner	Series A Preferred Stock Beneficially Owned (5)	Series A Preferred Stock Percentage	Total Voting Percentage (6)
Ronin Equity Partners, Inc. (4)	10,000,000	100%	99.8%
Total Preferred Stockholders	10,000,000	100%	99.8%

(1)	Michael Gelmon is Chief Executive Officer, Chief Financial Officer, Secretary and Sole Director of the Company.

(2)	Denise Katz is the Trustee of Louis Gabriel Katz REV TRUST 5 2007 and the Louis Gabriel IRREV Trust 5/24/07

(3)	Based on 18,010,208 shares outstanding as of the date of this Registration Statement.

(4)	Jacob Cohen is the President and CEO of Ronin Equity Partners, Inc.

(5)	Each share of Series A Preferred Stock is convertible into 100 shares of Common Stock

(6)	Based on 1,018,010,208 total voting shares, including 18,010,208 shares voted by our common stock holders and 1,000,000,000 voting shares voted by our Series A Preferred Stock holder

This table is based upon information derived from our stock records. We believe that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned; except as set forth above, applicable percentages are based upon 18,010,208 shares of common stock outstanding as of the date of this registration statement on Form 10.

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Item 5. Directors and Executive Officers.

(a)  Identification of Directors and Executive Officers.

Our officers and directors and additional information concerning them are as follows:

Name	Age	Position(s)
Michael Gelmon	56	President, Secretary/ Treasurer, Chief Financial Officer and Chairman of the Board of Directors.

The person named above has held his offices/positions since August 11, 2020 and is expected to hold his offices/positions at least until the next annual meeting of our stockholders.

Business Experience

PROFESSIONAL ASSOCIATIONS

▪	Member of Law Society of Alberta, Canada

Work Experience

2001– Present	CEO various public and privately held companies, specializing in workouts/turnarounds; consulting to investment groups

1989 – Present	Partner, Britannia Law, Calgary, Canada

1999 – 2003	Proteus Currency Fund Development

1997 – 2001	Gelmon Brothers Real Estate Development and Consulting

1993 – 1997	Vice-President of Acquisitions and Development, Domino’s Pizza of Canada Ltd.

1988 –1989	Student at Law, Bennett Jones, Calgary, Canada

Education

1988       Bachelor of Laws (Hons), University of London, England

1985       Bachelor of Arts, University of Calgary, Canada

(b) Significant Employees. None.

(c) Family Relationships. None.

(d) Involvement in Certain Legal Proceedings.

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No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

•	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

(e) The Board of Directors acts as the Audit Committee and the Board has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such an expert. The Company intends to continue to search for a qualified individual for hire.

(f) Code of Ethics. We do not currently have a code of ethics.

Item 6. Executive Compensation.

No officer or director has received any compensation from the Company since the inception of the Company. Until the Company acquires additional capital, it is not anticipated that any officer or director will receive compensation from the Company other than reimbursement for out-of-pocket expenses incurred on behalf of the Company. Our officer and director intend to devote very limited time to our affairs.

The Company has no stock option, retirement, pension, or profit sharing programs for the benefit of directors, officers or other employees, but our sole officer and director may recommend adoption of one or more such programs in the future.

There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be disclosed.

The Company does not have a standing compensation committee or a committee performing similar functions, since the Board of Directors has determined not to compensate the officer and director until such time that the Company completes a reverse merger or business combination.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

Corporate Governance and Director Independence.

The Company has not:

•	established its own definition for determining whether its directors and nominees for directors are “independent” nor has it adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current director would not be deemed to be “independent” under any applicable definition given that he is an officer of the Company; nor

•	established any committees of the board of directors.

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Given the nature of the Company’s business, its limited stockholder base and the current composition of management, the board of directors does not believe that the Company requires any corporate governance committees at this time. The board of directors takes the position that management of a target business will establish committees that will be suitable for its operations after the Company consummates a business combination.

As of the date hereof, the entire board serves as the Company’s audit committee.

Conflicts of Interest

At the present time, the company does not foresee any direct conflict between Mr. Gelmon’s’ other business interests and his involvement in MDwerks, Inc.

Item 8. Legal Proceedings.

None

Item 9. Market Price of and Dividends on the Company’s Common Equity and Related Stockholder Matters.

(a)	Market Information.

Our Common Stock is quoted on the OTC Markets Group, Inc.'s PINK tier under the symbol "MDWK." On June 16, 2021, the closing bid price of our Common Stock was $0.025 per share. As of the date of this prospectus, none of the other securities that we may offer by this prospectus is listed on any national securities exchange or automated quotation system.

We cannot assure you that a trading market for our common stock will ever develop. The Company has not registered its class of common stock for resale under the blue sky laws of any state and current management does not anticipate doing so. The holders of shares of common stock, and persons who may desire to purchase shares of our common stock in any trading market that might develop in the future, should be aware that significant state blue sky law restrictions may exist which could limit the ability of stockholders to sell their shares and limit potential purchasers from acquiring our common stock.

The Company is not obligated by contract or otherwise to issue any securities and there are no outstanding securities which are convertible into or exchangeable for shares of our common stock, furthermore, there are currently no outstanding warrants on any of our securities. All outstanding shares of our common stock are “restricted securities,” as that term is defined under Rule 144 promulgated under the Securities Act of 1933, because they were issued in a private transaction not involving a public offering. Accordingly, none of the outstanding shares of our common stock may be resold, transferred, pledged as collateral or otherwise disposed of unless such transaction is registered under the Securities Act of 1933 or an exemption from registration is available. In connection with any transfer of shares of our common stock other than pursuant to an effective registration statement under the Securities Act of 1933, the Company may require the holder to provide to the Company an opinion of counsel to the effect that such transfer does not require registration of such transferred shares under the Securities Act of 1933.

Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, shell companies, like us, unless the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

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Neither the Company nor its officer and director has any present plan, proposal, arrangement, understanding or intention of selling any unissued or outstanding shares of common stock in the public market subsequent to a business combination. Nevertheless, in the event that a substantial number of shares of our common stock were to be sold in any public market that may develop for our securities subsequent to a business combination, such sales may adversely affect the price for the sale of the Company’s common stock securities in any such trading market. We cannot predict what effect, if any, market sales of currently restricted shares of common stock or the availability of such shares for sale will have on the market prices prevailing from time to time, if any.

(b) Holders.

As of June 14, 2021, the Company had 103 shareholders of record.

(c) Dividends.

The Company has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company’s business.

(d) Securities Authorized for Issuance under Equity Compensation Plans.

 None.

Item 10. Recent Sales of Unregistered Securities.

None

Item 11. Description of Registrant’s Securities to be Registered.

Capital Stock

We are authorized to issue 200,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of June 16, 2021, 18,010,208 shares of Common Stock are issued and outstanding. As of June 16, 2021, 10,000,000 of our Preferred stock is issued and outstanding.

All of our shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of common stock entitles the holder thereof (a) to one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (b) to participate equally and to receive any and all such dividends as may be declared by the board of directors; and (c) to participate pro rata in any distribution of assets available for distribution upon liquidation. Holders of our common stock have no pre-emptive rights to acquire additional shares of common stock or any other securities. Our common stock is not subject to redemption and carries no subscription or conversion rights.

Our certificate of incorporation also provides that the board of directors has the flexibility to set new classes, series, and other terms and conditions of the preferred shares. Preferred shares may be issued from time to time in one or more series in the discretion of the board of directors. The board has the authority to establish the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

Our certificate of incorporation also provides that the board of directors may issue preferred shares may be issued without further stockholder approval and for such purposes as the board deems in the best interest of our company including future stock splits and split-ups, stock dividends, equity financings and issuances for acquisitions and business combinations. In addition, such authorized but unissued common and preferred shares could be used by the board of directors for defensive purposes against a hostile takeover attempt, including (by way of example) the private placement of shares or the granting of options to purchase shares to persons or entities sympathetic to, or contractually bound to support, management. We have no such present arrangement or understanding with any person. Further, the common and preferred shares may be reserved for issuance upon exercise of stock purchase rights designed to deter hostile takeovers, commonly known as a ‘‘poison pill.’’

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Common Stock

The holders of common stock are entitled to one vote per share. The Company’s Certificate of Incorporation does not provide for cumulative voting. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. However, the current policy of the Board of Directors is to retain earnings, if any, for the operation and expansion of the Company. Upon liquidation, dissolution or winding-up of the Company, the holders of common stock are entitled to share ratably in all assets of the Company which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding Preferred Stock. The holders of common stock have no pre-emptive, subscription, redemption or conversion rights. All issued and outstanding shares of common stock are, and the common stock reserved for issuance upon conversion of the Preferred Stock and exercise of the Warrants will be, when issued, fully-paid and non-assessable.

Preferred Stock

The Company is authorized to issue 10,000,000 shares of preferred stock, $.001 par value, with such designations, rights and preferences as may be determined from time to time by the Board of Directors, of which 10,000,000 shares are designated Series A Convertible Preferred.

On June 15, 2014, the Company designated the Series A Convertible Preferred so that each share shall hold with it conversion rights of one hundred (100) shares of common stock for every share of Series A Preferred stock held, and that each share of Series A Preferred stock will also hold with it the same number of common share votes prior to conversion as it would if fully converted to be used in voting on any company matter requiring a vote of shareholders. At December 31, 2020 and December 31, 2019, there were 10,000,000 and 10,000,000 shares issued and outstanding, respectively.

Trading Information

The Company’s common stock is traded in the over-the-counter market and is quoted on the OTC Bulletin Board under the symbol ‘‘MDWK.QB.’’ The trading market for the common stock has been extremely limited and sporadic.

The following table sets forth for the respective periods indicated the prices of our common stock in this market as reported and summarized by the National Quotation Bureau. Such prices are based on inter-dealer bid and asked prices, without markup, markdown, commissions, or adjustments and may not represent actual transactions. During the fiscal years ended December 31, 2020 and 2019 and for the third month thru June 30, 2021, the company’s common stock had a trading history as follows

Fiscal Year 2019	High	Low

March 31, 2019	$.025	$.004
June 30, 2019	$.0063	$.0063
September 30, 2019	$.0050	$.0050
December 31, 2019	$.0025	$.0025

Fiscal Year 2020

March 31, 2020	$.0050	$.0050
June 30, 2020	$.0026	$.0026
September 30, 2020	$.0150	$.0150
December 31, 2020	$.01	$.01

Fiscal Year 2021

March 31, 2021	$.02	$.02
June 30, 2021	$.08	$.01

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Last Reported Price

On June 3, 2021, the last reported bid price of our shares of common stock reported on the Pink Sheets was $0.02 per share.

The Company anticipates that it will apply to list the common stock on the American Stock Exchange or the NASDAQ SmallCap Market. No assurance can be given that the Company will satisfy the initial listing requirements, or that its shares of common stock will ever be listed on those trading markets.

Transfer Agent

The Transfer Agent for shares of the Company’s securities is EQ by Equinity, formerly known as Corporate Stock Transfer, located at, 200 Cherry Creek Drive, Suite 430, Denver, Colorado 80209. The Company will serve as warrant agent for the warrants unless Company determines to appoint a commercial transfer agent for such securities.

Anti-Takeover Effect of Delaware Law, Certain By-Law Provisions

Certain provisions of our by-laws are intended to strengthen our Board’s position in the event of a hostile takeover attempt. These by-law provisions have the following effects:

•	they provide that only business brought before an annual meeting by our Board or by a stockholder who complies with the procedures set forth in the by-laws may be transacted at an annual meeting of stockholders; and

•	they provide for advance notice or certain stockholder actions, such as the nomination of directors and stockholder proposals.

We are subject to the provisions of Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a ‘‘business combination’’ with an ‘‘interested stockholder’’ for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a ‘‘business combination’’ includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an ‘‘interested stockholder’’ is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the voting stock.

Item 12. Indemnification of Directors and Officers.

As permitted by the provisions of the Delaware General Corporation Law (the ‘‘DGCL’’), we have the power to indemnify any person made a party to an action, suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of ours, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any such action, suit or proceeding if they acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, our best interest and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful. Termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which they reasonably believed to be in or not opposed to our best interests, and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful.

We must indemnify a director, officer, employee or agent who is successful, on the merits or otherwise, in the defense of any action, suit or proceeding, or in defense of any claim, issue, or matter in the proceeding, to which they are a party because they are or were a director, officer, employee or agent, against expenses actually and reasonably incurred by them in connection with the defense.

We may provide to pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as the expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that they are not entitled to be indemnified.

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The DGCL also permits a corporation to purchase and maintain liability insurance or make other financial arrangements on behalf of any person who is or was

•	a director, officer, employee or agent of ours,

•	or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises.

Such coverage may be for any liability asserted against them and liability and expenses incurred by them in their capacity as a director, officer, employee or agent, or arising out of their status as such, whether or not the corporation has the authority to indemnify them against such liability and expenses.

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to officers, directors or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Item 13.  Financial Statements and Supplementary Data.

We set forth below a list of our unaudited financial statements included in this Registration Statement on Form 10*.

(i) Balance Sheet as of June 30, 2021

(ii) Statement of Operations for the three and six months ending June 30, 2021 and June 30, 2020

(iii) Statement of Changes in Stockholders’ Equity (Deficit) for the periods ending June 30, 2021

(iv) Statement of Cash for the six months ending June 30, 2021 and June 30, 2020

(v) Notes to Financial Statements

We set forth below a list of our audited financial statements included in this Registration Statement on Form 10.

(i) Balance Sheet as of December 31, 2020 and December 31, 2019

(ii) Statement of Operations for the periods ending December 31, 2020 and December 31, 2019

(iii) Statement of Changes in Stockholders’ Equity (Deficit) for the periods ending December 31, 2020 and December 31, 2019

(iv) Statement of Cash for the periods ending December 31, 2020 and December 31, 2019

(v) Notes to Financial Statements

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MDWERKS, INC.

Balance Sheet

	(Unaudited) June 30, 2021	December 31, 2020

ASSETS
Prepaid Expenses	$23	$–
TOTAL ASSETS	$23	$–

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts Payable	$–	$65,599
Convertible notes payable	210,000	210,000
Notes Payable – Related Parties	7,786	–
TOTAL CURRENT LIABILITIES	217,786	275,599

TOTAL LIABILITIES	217,786	275,599

STOCKHOLDERS’ DEFICIT
Preferred stock, (par value $0.001, 10,000,000 shares authorized, of which 10,000,000 and 10,000,000 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively)	10,000	10,000
Common stock (par value $.001, 200,000,000 shares authorized, of which 18,010,208 and 18,010,208 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively)	18,010	18,010
Additional Paid in Capital	28,370	28,370
Accumulated deficit	(274,143)	(331,980)
TOTAL STOCKHOLDERS’ DEFICIT	(217,763)	(275,599)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$23	$–

The accompanying notes are an integral part of these unaudited financial statements.

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MDWERKS, INC.

Statements of Operations

	(Unaudited) For the Three Months Ended June 30, 2021	(Unaudited) For the Three Months Ended June 30, 2020	(Unaudited) For the Six Months Ended June 30, 2021	(Unaudited) For the Six Months Ended June 30, 2020
Operating Expenses
General and administrative expenses	$(561)	$–	$(7,763)	$–
Total operating expenses	(561)	–	(7,763)	–
Net Income (Loss) From Operation	(561)	–	(7,763)	–
Other Income (Expenses)
Gain on Forgiveness of Debt	–	–	65,599	–
Total Other Income	–	–	65,599	–
Net Income (Loss)	(561)	–	57,837	–
Basic and diluted income (loss) per share	(0.00)	(0.00)	(0.00)	(0.00)
Weighted average number of shares outstanding
Basic and diluted	18,010,208	18,010,208	18,010,208	18,010,208

The accompanying notes are an integral part of these unaudited financial statements

17

MDWERKS, INC.

Statement of Changes in Stockholders’ Equity (Deficit)

	Preferred Stock		Common Stock		Additional Paid in	Accumulated	Total Share- holder’s
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance, December 31, 2019	10,000,000	$10,000	18,010,208	$18,010	$28,370	$(331,980)	$(275,599)
Net Income (loss)	–	–	–	–	–	0	0
Balance, March 31, 2020 (unaudited)	10,000,000	$10,000	18,010,208	$18,010	$28,370	$(331,980)	$(275,599)

	Preferred Stock		Common Stock		Additional Paid in	Accumulated	Total Share- holder’s
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance, March 31, 2020 (unaudited)	10,000,000	$10,000	18,010,208	$18,010	$28,370	$(331,980)	$(275,599)
Net Income (loss)	–	–	–	–	–	0	0
Balance, June 30, 2020 (unaudited)	10,000,000	$10,000	18,010,208	$18,010	$28,370	$(331,980)	$(275,599)

	Preferred Stock		Common Stock		Additional Paid in	Accumulated	Total Share- holder’s
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance, December 31, 2020	10,000,000	$10,000	18,010,208	$18,010	$28,370	$(331,980)	$(275,599)
Net Income (loss)	–	–	–	–	–	58,397	58,397
Balance, March 31, 2021 (unaudited)	10,000,000	$10,000	18,010,208	$18,010	$28,370	$(273,582)	$(217,202)

	Preferred Stock		Common Stock		Additional Paid in	Accumulated	Total Share- holder’s
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance, March 31, 2021 (unaudited)	10,000,000	$10,000	18,010,208	$18,010	$28,370	$(273,582)	$(217,202)
Net Income (loss)	–	–	–	–	–	(561)	(561)
Balance, June 30, 2021 (unaudited)	10,000,000	$10,000	18,010,208	$18,010	$28,370	$(274,143)	$(217,763)

The accompanying notes are an integral part of these unaudited financial statements.

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MDWERKS, INC.

Statements of Cash Flows

	(Unaudited) For the Six Months Ended June 30, 2021	Unaudited) For the Six Months Ended June 30, 2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$57,837	$–
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on debt forgiveness	(65,599)
(Decrease) increase in operating liabilities:
Prepaid Expenses	(23)	–
NET CASH (USED IN) OPERATING ACTIVITIES	(7,786)	–

CASH FLOWS FROM FINANCING ACTIVITIES:
Notes from Related Parties	7,786	–
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	7,786	–

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	–	–

CASH AND CASH EQUIVALENTS:
Beginning of period	–	–
End of period	$–	$–

The accompanying notes are an integral part of these unaudited financial statements

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MDWERKS, Inc.

Notes to Financial Statements

For the Six Months Ended June 30, 2021

(Unaudited)

NOTE 1 – ORGANIZATION AND DESCRIPTION OF THE BUSINESS

MDWerks (the “Company”), a Delaware corporation, is focused on effecting a “reverse merger,” capital exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more unrelated businesses (the “Business Combination”) that would benefit from the Company’s public reporting status. The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination. As of the date of this report, the Company had not yet commenced any operations. All activity through the date of this report relates to preserving cash, making settlements with creditors, attempting to raise capital, and continuing the Company’s public reporting.

COVID-19

On March 11, 2020, the World Health Organization (“WHO”) declared the Covid-19 outbreak to be a global pandemic. In addition to the devastating effects on human life, the pandemic is having a negative ripple effect on the global economy, leading to disruptions and volatility in the global financial markets. Most US states and many countries have issued policies intended to stop or slow the further spread of the disease.

Covid-19 and the U.S. response to the pandemic are significantly affecting the economy. There are no comparable events that provide guidance as to the effect the Covid-19 pandemic may have, and, as a result, the ultimate effect of the pandemic is highly uncertain and subject to change. We do not yet know the full extent of the effects on the economy, the markets we serve, our business, or our operations.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation – The consolidated financial statements present the financial position, results of operations and cash flows of the Company in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). All dollar amounts are rounded to the nearest thousand dollars.

Cash and Cash Equivalents - The Company considers all highly liquid instruments with original maturities of six months or less when acquired, to be cash equivalents.  The Company had no cash or cash equivalents at December 31, 2020 and June 30, 2021.

Income Taxes – The Company complies with the accounting and reporting requirements of US GAAP in accounting for income taxes. The Company uses the asset and liability approach to financial reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

The Company also complies with US GAAP in accounting for uncertain tax positions. A tax benefit from an uncertain position may be recognized only if it is “more likely than not” that the position is sustainable based on its technical merits. Based on its analysis, the Company has determined that it has not incurred any liability for unrecognized tax benefits as of June 30, 2021. However, the Company's conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof. The Company recognizes interest and penalties related to unrecognized tax benefits in interest expense and other expenses, respectively.  No interest expense or penalties have been recognized as of and for the six months ended June 30, 2021 and 2020.

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Net Loss Per Share – The Company complies with the accounting and reporting requirements of US GAAP in reporting its earnings per share. Net loss per share is computed based on the weighted average number of common shares outstanding.

Basic (loss) per share excludes dilution and is computed by dividing (loss) available to common stockholders by the weighted average common shares outstanding for the year. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. For the six months ended June 30, 2021 and 2020 there were no options, warrants or derivative securities outstanding. Therefore, basic and diluted loss per share were the same for the six months ended June 30, 2021.

Fair Value of Financial Instruments - The fair value of the Company's assets and liabilities, which qualify as financial instruments under US GAAP, approximate the carrying amounts presented in the consolidated balance sheets.

Use of Estimates and Assumptions - The preparation of financial statements in accordance with US GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting period. Actual results can, and in many cases will, differ from those estimates.

Fair value of financial instruments - The Company measures its financial and non-financial assets and liabilities, as well as makes related disclosures, in accordance with FASB Accounting Standards Codification No. 820, Fair Value Measurement (“ASC 820”), which provides guidance with respect to valuation techniques to be utilized in the determination of fair value of assets and liabilities. Approaches include, (i) the market approach (comparable market prices), (ii) the income approach (present value of future income or cash flow), and (iii) the cost approach (cost to replace the service capacity of an asset or replacement cost). ASC 820 utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one more significant inputs or significant value drivers are unobservable.

Our financial instruments include cash, inventories, prepayment and deposits, accounts payable, accrued liabilities, accrued interest payable, accrued compensation, convertible note payable, loans payable, derivative liabilities and billing in excess of costs and estimated earnings.

The carrying values of the Company’s accounts payable, accrued liabilities, accrued interest payable, accrued compensation, convertible note payable, short-term loans payable, derivative liabilities and billing in excess of costs and estimated earnings approximate their fair value due to their short-term nature.

Convertible notes payable - The Company accounts for convertible notes payable in accordance with the FASB Accounting Standards Codification No. 815, Derivatives and Hedging, since the conversion feature is not indexed to the Company’s stock and can’t be classified in equity. The Company allocates the proceeds received from convertible notes payable between the liability component and conversion feature component. The conversion feature that is considered embedded derivative liabilities has been recorded at their fair value as its fair value can be separated from the convertible note and its conversion is independent of the underlying note value. The Company has also recorded the resulting discount on debt related to the conversion feature and is amortizing the discount using the effective interest rate method over the life of the debt instruments.

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Going Concern – These financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future. As reflected in the accompanying financials, the Company had a Net Income of 57,837 and an accumulated deficit of $274,143 for the six months ended June 30, 2021. Although management believes that it will be able to successfully execute a Business Combination, which includes third party financing and the raising of capital to meet the Company’s future liquidity needs, there can be no assurances in this regard. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

Recently Issued Accounting Pronouncements - From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies that are adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the effect of recently issued standards that are not yet effective will not have a material effect on its consolidated financial position or results of operations upon adoption.

In August 2018, the FASB issued ASU No. 2018-13, “Fair Value Measurement (Topic 820).” This standard modifies disclosure requirements related to fair value measurement and is effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted. Implementation on a prospective or retrospective basis varies by specific disclosure requirement. The standard also allows for early adoption of any removed or modified disclosures upon issuance while delaying adoption of the additional disclosures until their effective date. The Company adopted ASU No. 2018-13 effective on January 1, 2020 and it did not have a material impact on the Company’s consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, “Simplifying the Accounting for Income Taxes (Topic 740)”. This standard simplifies the accounting for income taxes. This standard is effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. Early adoption is permitted for all entities. The Company is currently assessing the impact of adopting this standard on its consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, “Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815 – 40)” (“ASU 2020-06”). ASU 2020-06 simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The ASU is part of the FASB’s simplification initiative, which aims to reduce unnecessary complexity in U.S. GAAP. The ASU’s amendments are effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. The Company is currently evaluating the impact of ASU 2020-06 on its financial statements.

NOTE 3 – ACCOUNTS PAYABLE

On January 5, 2021, the Company settled with its transfer agent and received an accounts payable forgiveness in the amount of $65,599, which represented accrued monthly maintenance expenses, interest and annual administration fees.

NOTE 4 – NOTES PAYABLE

On July 18, 2014, the Company sold and issued a convertible promissory note in the principal amount of $210,000 to an investor in exchange for $210,000 in cash (the “Note”). The Note has no maturity date and is due on demand by the holder at any time. The Note converts into shares of the Company’s common stock at a fixed conversion price of $0.0005 per share provided that the Holder shall not convert into any amount exceeding 9.99% of the then issued and outstanding shares of the Company.

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NOTE 5 – LOANS FROM RELATED PARTIES

The Company’s majority shareholder, through the ownership of the Company’s Series A Convertible Preferred Stock, has advanced the Company a total of $7,786 in order to pay Company related operating expenses during the six months ended June 30, 2021. The loan was provided to the Company with no interest, no set maturity date, and is to be repaid to the majority shareholder as such time the Company has the capital resources to repay the loan.

NOTE 6 – CAPITAL STOCK

The Company is authorized to issue 200,000,000 shares of Common stock, $.001 par value, with such designations, rights and preferences as may be determined from time to time by the Board of Directors. At June 30, 2021, there were 18,010,208 shares issued and outstanding.

Preferred stock

The Company is authorized to issue 10,000,000 shares of preferred stock, $.001 par value, with such designations, rights and preferences as may be determined from time to time by the Board of Directors, of which 10,000,000 shares are designated Series A Convertible Preferred.

On June 15, 2014, the Company designated the Series A Convertible Preferred so that each share shall hold with it conversion rights of one hundred (100) shares of common stock for every share of Series A Preferred stock held, and that each share of Series A Preferred stock will also hold with it the same number of common share votes prior to conversion as it would if fully converted to be used in voting on any company matter requiring a vote of shareholders. At June 30, 2021, there were 10,000,000 shares issued and outstanding.

NOTE 7 – CONTINGENCY

In the ordinary course of business, the Company may become a party to lawsuits involving various matters. The impact and outcome of litigation, if any, is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. The Company believes the ultimate resolution of any such current proceeding will not have a material adverse effect on our continued financial position, results of operations or cash flows.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of MDWerks, Inc.:

Opinion on the Financial Statements

We have audited the accompanying balance sheets of MDWerks, Inc. (the “Company”) as of December 31, 2020 and 2019, the related statements of operations, stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the board of directors and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ TAAD LLP

We have served as the Company’s auditor since 2021

Diamond Bar, California

June 23, 2021

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MDWERKS, INC.

Balance Sheet

	December 31, 2020	December 31, 2019

ASSETS
TOTAL ASSETS	$–	$–

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$65,599	$51,872
Convertible notes payable	210,000	210,000
TOTAL CURRENT LIABILITIES	275,599	261,872
TOTAL LIABILITIES	275,599	261,872
STOCKHOLDERS’ DEFICIT
Preferred stock, (par value $0.001, 10,000,000 shares authorized, of which 10,000,000 and 10,000,000 shares issued and outstanding as of December 31, 2020 and 2019, respectively)	10,000	$10,000
Common stock (par value $.001, 200,000,000 shares authorized, of which 18,010,208 and 18,010,208 shares issued and outstanding as of December 31, 2020 and 2019, respectively)	18,010	18,010
Additional paid in capital	28,370	21,545
Accumulated deficit	(331,979)	(311,427)
TOTAL STOCKHOLDERS’ DEFICIT	$(275,599)	$(261,872)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$–	$–

The accompanying notes are an integral part of these financial statements.

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MDWERKS, INC.

Statements of Operations

	For the Year Ended December 31, 2020	For the Year Ended December 31, 2019
Operating Expenses
General and administrative expenses	$20,553	$21,941
Total operating expenses	20,553	21,941
Net (Loss)	(20,553)	(21,941)

Basic and diluted income (loss) per share	$(0.00)	$(0.00)
Weighted average number of shares outstanding
Basic and diluted	18,010,208	18,010,208

The accompanying notes are an integral part of the financial statements

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MDWERKS, INC.

Statement of Changes in Stockholders’ Equity (Deficit)

	Preferred Stock		Common Stock		Additional Paid in	Accumulated	Total Shareholder’s
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance, December 31, 2018	10,000,000	$10,000	18,010,208	$18,010	$11,550	$(289,485)	$(249,926)
Imputed Interest					$9,995
Net (loss)	–	–	–	–		$(21,941)	$(11,946)

Balance, December 31, 2019	10,000,000	$10,000	18,010,208	$18,010	$21,545	$(311,427)	$(261,872)

	Preferred Stock		Common Stock		Additional Paid in	Accumulated	Total Shareholder’s
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance, December 31, 2019	10,000,000	$10,000	18,010,208	$18,010	$21,545	$(311,427)	$(261,872)
Imputed Interest					$6,825
Net (loss)	–	–	–	–		$(20,553)	$(13,709)

Balance, December 31, 2020	10,000,000	$10,000	18,010,208	$18,010	$28,370	$(331,980)	$(275,599)

The accompanying notes are an integral part of these financial statements.

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MDWERKS, INC.

Statements of Cash Flows

	For the Year Ended December 31, 2020	For the Year Ended December 31, 2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(20,553)	$(21,941)
Adjustments to reconcile net loss to net cash used in operating activities:
Imputed interest	6,825	9,995
Changes in operating assets and liabilities:
Accounts payable	13,728	11,946
NET CASH (USED IN) OPERATING ACTIVITIES	–	–

CASH FLOWS FROM FINANCING ACTIVITIES:	–	–

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	–	–

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	–	–

CASH AND CASH EQUIVALENTS:
Beginning of period	–	–
End of period	$–	$–

The accompanying notes are an integral part of these financial statements

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MDWERKS, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2019 and 2020

NOTE 1 – ORGANIZATION AND DESCRIPTION OF THE BUSINESS

MDWerks (the “Company”), a Delaware corporation, is focused on effecting a “reverse merger,” capital exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more unrelated businesses (the “Business Combination”) that would benefit from the Company’s public reporting status. The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination. As of the date of this report, the Company had not yet commenced any operations. All activity through the date of this report relates to preserving cash, making settlements with creditors, attempting to raise capital, and continuing the Company’s public reporting.

COVID-19

On March 11, 2020, the World Health Organization (“WHO”) declared the Covid-19 outbreak to be a global pandemic. In addition to the devastating effects on human life, the pandemic is having a negative ripple effect on the global economy, leading to disruptions and volatility in the global financial markets. Most US states and many countries have issued policies intended to stop or slow the further spread of the disease.

Covid-19 and the U.S. response to the pandemic are significantly affecting the economy. There are no comparable events that provide guidance as to the effect the Covid-19 pandemic may have, and, as a result, the ultimate effect of the pandemic is highly uncertain and subject to change. We do not yet know the full extent of the effects on the economy, the markets we serve, our business, or our operations.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation – The consolidated financial statements present the financial position, results of operations and cash flows of the Company in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). All dollar amounts are rounded to the nearest thousand dollars.

Cash and Cash Equivalents - The Company considers all highly liquid instruments with original maturities of three months or less when acquired, to be cash equivalents.  The Company had no cash equivalents at December 31, 2019 and December 31, 2020.

Income Taxes – The Company complies with the accounting and reporting requirements of US GAAP in accounting for income taxes. The Company uses the asset and liability approach to financial reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

The Company also complies with US GAAP in accounting for uncertain tax positions. A tax benefit from an uncertain position may be recognized only if it is “more likely than not” that the position is sustainable based on its technical merits. Based on its analysis, the Company has determined that it has not incurred any liability for unrecognized tax benefits as of December 31, 2019 and December 31, 2020.  However, the Company's conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof.  The Company recognizes interest and penalties related to unrecognized tax benefits in interest expense and other expenses, respectively.  No interest expense or penalties have been recognized as of and for the years ended December 31, 2019 and December 31, 2020.

Net Loss Per Share – The Company complies with the accounting and reporting requirements of US GAAP in reporting its earnings per share. Net loss per share is computed based on the weighted average number of common shares outstanding.

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Basic (loss) per share excludes dilution and is computed by dividing (loss) available to common stockholders by the weighted average common shares outstanding for the year. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. In the fiscal years ended December 31, 2019 and December 31, 2020, there were no options, warrants or derivative securities outstanding. Therefore, basic and diluted loss per share were the same for the fiscal years ended December 31, 2019 and December 31, 2020.

Fair Value of Financial Instruments - The fair value of the Company's assets and liabilities, which qualify as financial instruments under US GAAP, approximate the carrying amounts presented in the consolidated balance sheets.

Use of Estimates and Assumptions - The preparation of financial statements in accordance with US GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting period. Actual results can, and in many cases will, differ from those estimates.

Fair value of financial instruments - The Company measures its financial and non-financial assets and liabilities, as well as makes related disclosures, in accordance with FASB Accounting Standards Codification No. 820, Fair Value Measurement (“ASC 820”), which provides guidance with respect to valuation techniques to be utilized in the determination of fair value of assets and liabilities. Approaches include, (i) the market approach (comparable market prices), (ii) the income approach (present value of future income or cash flow), and (iii) the cost approach (cost to replace the service capacity of an asset or replacement cost). ASC 820 utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one more significant inputs or significant value drivers are unobservable.

Our financial instruments include cash, inventories, prepayment and deposits, accounts payable, accrued liabilities, accrued interest payable, accrued compensation, convertible note payable, loans payable, derivative liabilities and billing in excess of costs and estimated earnings.

The carrying values of the Company’s accounts payable, accrued liabilities, accrued interest payable, accrued compensation, convertible note payable, short-term loans payable, derivative liabilities and billing in excess of costs and estimated earnings approximate their fair value due to their short-term nature.

Convertible notes payable - The Company accounts for convertible notes payable in accordance with the FASB Accounting Standards Codification No. 815, Derivatives and Hedging, since the conversion feature is not indexed to the Company’s stock and can’t be classified in equity. The Company allocates the proceeds received from convertible notes payable between the liability component and conversion feature component. The conversion feature that is considered embedded derivative liabilities has been recorded at their fair value as its fair value can be separated from the convertible note and its conversion is independent of the underlying note value. The Company has also recorded the resulting discount on debt related to the conversion feature and is amortizing the discount using the effective interest rate method over the life of the debt instruments.

Going Concern – These financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future. As reflected in the accompanying financial statements, the Company had a net loss of $20,553 and $21,941 for the years ended December 31, 2020 and 2019 respectively, and an accumulated deficit of $ 331,980 as of December 31, 2020. Although management believes that it will be able to successfully execute a Business Combination, which includes third party financing and the raising of capital to meet the Company’s future liquidity needs, there can be no assurances in this regard. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

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Recently Issued Accounting Pronouncements - From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies that are adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the effect of recently issued standards that are not yet effective will not have a material effect on its consolidated financial position or results of operations upon adoption.

In August 2018, the FASB issued ASU No. 2018-13, “Fair Value Measurement (Topic 820).” This standard modifies disclosure requirements related to fair value measurement and is effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted. Implementation on a prospective or retrospective basis varies by specific disclosure requirement. The standard also allows for early adoption of any removed or modified disclosures upon issuance while delaying adoption of the additional disclosures until their effective date. The Company adopted ASU No. 2018-13 effective on January 1, 2020 and it did not have a material impact on the Company’s consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, “Simplifying the Accounting for Income Taxes (Topic 740)”. This standard simplifies the accounting for income taxes. This standard is effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. Early adoption is permitted for all entities. The Company is currently assessing the impact of adopting this standard on its consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, “Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815 – 40)” (“ASU 2020-06”). ASU 2020-06 simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The ASU is part of the FASB’s simplification initiative, which aims to reduce unnecessary complexity in U.S. GAAP. The ASU’s amendments are effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. The Company is currently evaluating the impact of ASU 2020-06 on its financial statements.

NOTE 3 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

As of December 31, 2020 and December 31, 2021, the Company had accounts payable and accrued liabilities in the amounts of $65,599 and $51,872, respectively. These amounts were primarily due to accrued expenses due and owed to the Company’s transfer agent.

NOTE 4 – NOTES PAYABLE

On July 18, 2014, the Company sold and issued a convertible promissory note in the principal amount of $210,000 to an investor in exchange for $210,000 in cash (the “Note”). The Note has no maturity date and is due on demand by the holder at any time. The Note converts into shares of the Company’s common stock at a fixed conversion price of $0.0005 per share provided that the Holder shall not convert into any amount exceeding 9.99% of the then issued and outstanding shares of the Company

NOTE 5 – CAPITAL STOCK

The Company is authorized to issue 200,000,000 shares of Common stock, $.001 par value, with such designations, rights and preferences as may be determined from time to time by the Board of Directors. At December 31, 2020 and December 31, 2019, there were 18,010,208 and 18,010,208 shares issued and outstanding, respectively.

Preferred stock

The Company is authorized to issue 10,000,000 shares of preferred stock, $.001 par value, with such designations, rights and preferences as may be determined from time to time by the Board of Directors, of which 10,000,000 shares are designated Series A Convertible Preferred.

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On June 15, 2014, the Company designated the Series A Convertible Preferred so that each share shall hold with it conversion rights of one hundred (100) shares of common stock for every share of Series A Preferred stock held, and that each share of Series A Preferred stock will also hold with it the same number of common share votes prior to conversion as it would if fully converted to be used in voting on any company matter requiring a vote of shareholders. At December 31, 2020 and December 31, 2019, there were 10,000,000 and 10,000,000 shares issued and outstanding, respectively.

NOTE 6 – CONTINGENCY

In the ordinary course of business, the Company may become a party to lawsuits involving various matters. The impact and outcome of litigation, if any, is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. The Company believes the ultimate resolution of any such current proceeding will not have a material adverse effect on our continued financial position, results of operations or cash flows.

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Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between the Company and its accountants on any matter of accounting principles, practices or financial statement disclosure.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements.

The financial statements and related notes are included as part of this Form 10 registration statement as indexed in the appendix on pages 16- 32.

Exhibits and Financial Statement Schedules.

Exhibit No.	Document Description
3.1	Certificate of Incorporation (1)
3.2	By-laws (1)
3.3	Certificate of Amendment of Certificate of Incorporation (2)
3.4	Certificate of Amendment of Certificate of Incorporation (3)
23.1	Consent of Independent Auditors

(1) Filed with the SEC Registration Statement on Form SB-2 filed with the SEC on August 12, 2004.

(2) Filed with the SEC on Form 8-K as Exhibit 3.1 on November 18, 2005 to change the name of the Corporation to MDWerks, Inc..

(3) Filed with the SEC on Form 8-K as Exhibit 1.1 on November 3, 2008 to increase the authorized to 200,000,000 shares of common stock.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 6, 2021

MDWERKS, INC. /s/ Michael Gelmon Michael Gelmon President and Director Principal Executive Officer Principal Financial Officer Principal Accounting Officer

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